As filed with the Securities and Exchange Commission
                on June 17, 1997

Registration No. 333-
                     ----------
=======================================================
         SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, DC  20549
                ------------------
                   FORM S-8

              REGISTRATION STATEMENT
                      UNDER
             THE SECURITIES ACT OF 1933

                THE CLOROX COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware                                          31-0595760
(State or Other Jurisdiction                 (I.R.S. Employer
of Incorporation or Organization)           Identification No.)

                 1221 Broadway
          Oakland, California  92612-1888
(Address of Principal Executive Offices, Including Zip Code)

        The Clorox Company 1996 Stock Incentive Plan
                (Full Title of Plan)

                  Edward A. Cutter
    Senior Vice President - General Counsel and Secretary
                 The Clorox Company
                   1221 Broadway
          Oakland, California  92612-1888
       (Name and Address of Agent For Service)

                   (510) 271-7000
(Telephone Number, Including Area Code, of Agent For Service)
     ----------------------------------------------------

          CALCULATION OF REGISTRATION FEE

             Calculation of Registration Fee
-----------------------------------------------------------
                         Proposed  Proposed
Title of      Number     Maximum   Maximum       Amount of
Securities    of shares  Offering  Aggregate     Regis-
to be         to be      Price Per Offering      tration
Registered    Registered Share(1)   Price         Fee
-----------------------------------------------------------

Common Stock, 3,500,000  $127.9375 $447,781,250  $135,691.29
$1.00
par value


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average bid and ask prices reported on The New York Stock Exchange on June 11, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
============================================================


                     PART I

         INFORMATION REQUIRED IN THE
           SECTION 10(a) PROSPECTUS

The documents containing the information specified in
Part I of Form S-8 (Plan Information, Registrant
Information and Employee Plan Annual Information) will be sent or given to employees as specified by Rule
428(b)(1). Such documents need not be filed with Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration
Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                  PART II
  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by The Clorox Company (the
"Registrant") with the Commission are incorporated by reference herein:

  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, which includes audited financial statements for the Registrant's latest fiscal year.

  (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

  (c) The description of the Registrant's Common Stock contained in the paragraph entitled "Voting at the Annual Meeting," on page 1 of the Registrant's proxy statement dated September 30, 1996.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Edward A. Cutter, Esq., who has rendered an opinion regarding the validity of the securities being registered hereby, is the Senior Vice President - General Counsel and Secretary of the Registrant. As of April 30, 1997, Mr. Cutter owned 48,020 shares of the Registrant's Common Stock, including 32,115 shares issuable upon the exercise of stock options that were exercisable within 60 days of such date.

Item 6.     Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act.

Article Nine of the Registrant's Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for: breach of the directors' duty of loyalty to the Registrant and its stockholders; acts and omissions not in good faith or involving intentional misconduct; knowing violations of law; any transaction from which the director derived an improper personal benefit; and payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. Neither does the provision affect a director's responsibilities under any other laws, such as the federal securities laws, or state or federal environmental laws. In addition, Part I of Article Eight of the Registrant's Restated Certificate of Incorporation requires that the Registrant indemnify its directors and officers to the fullest extent permitted by Delaware law.

Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceeding, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.     Exemption From Registration Claimed.

Not applicable.

Item 8.     Exhibits.

  4.1     Restated Certificate of Incorporation of the
          Registrant and Certificate of Correction to Restated Certificate of Incorporation of the Registrant.

  4.2 Bylaws (restated) of the Registrant. Incorporated by reference to Exhibit 3(ii) of the Registrant's
          Quarterly Report on Form 10-Q for the quarter ended December 31, 1992.

  4.3     The Clorox Company 1996 Stock Incentive Plan.
          Incorporated by reference to Exhibit "A" of the Registrant's Definitive Proxy Statement filed as of September 27, 1996.

  5.1     Opinion of Edward A. Cutter, Esq., Senior Vice
          President - General Counsel and Secretary of the
          Registrant.

  23.1    Consent of Edward A. Cutter, Esq. (included in
          Exhibit 5.1).

  23.2    Consent of Deloitte & Touche LLP.

  24.1    Power of Attorney (See page II-5).

Item 9.     Undertakings.

   (a)  Rule 415 Offering.

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)  To include any prospectus required by Section
              10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b)  Filings Incorporating Subsequent Exchange Act Documents
        By Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.


                       SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on May 21, 1997.


                             THE CLOROX COMPANY

                          By: /s/ G. CRAIG SULLIVAN
                              G. Craig Sullivan
                              Chairman and Chief Executive Officer

                   POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Edward A. Cutter, as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




     Signature     Title     Date


        Signature                       Title                    Date
--------------------             -----------------------      -------------------

/S/ G. CRAIG SULLIVAN            Chairman of the Board,       May 21, 1997
    G. Craig Sullivan            Chief Executive Officer
                                 and Director (principal
                                 executive officer)


/S/ WILLIAM F. AUSFAHL           Group Vice President,        May 21, 1997
    William F. Ausfahl           Chief Financial Officer
                                 and Director (principal
                                 financial officer)


/S/ HENRY J. SALVO, JR.          Vice President-Controller    May 21, 1997
    Henry J. Salvo, Jr.          (principal accounting
                                  officer)


/S/ DANIEL BOGGAN, JR.           Director                     May 21, 1997
    Daniel Boggan, Jr.


/S/ JOHN W. COLLINS              Director                     May 21, 1997
    John W. Collins


/s/ URSULA FAIRCHILD             Director                     May 21, 1997
    Ursula Fairchild


/S/ JUERGEN MANCHOT              Director                     May 21, 1997
    Juergen Manchot


/S/ DEAN O. MORTON               Director                     May 21, 1997
    * Dean O. Morton


/S/                              Director                     May 21, 1997
     Klaus Morwind


/S/ EDWARD L. SCARFF             Director                     May 21, 1997
    Edward L. Scarff


/S/ LARY R. SCOTT                Director                     May 21, 1997
    Lary R. Scott


/S/                              Director                     May 21, 1997
    Forrest N. Shumway


/S/ JAMES A. VOHS                Director                     May 21, 1997
    James A. Vohs


/S/ C. A WOLFE                   Director                     May 21, 1997
    C. A. Wolfe



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



                                EXHIBIT INDEX


Exhibit Number                    Description                                          Sequential Page No.
--------------                    -----------                                          -------------------

4.1                Restated Certificate of Incorporation and Certificate of Correction        10
                   to Restated Certificate of Incorporation of the Registrant.

4.2                Bylaws (restated) of the Registrant.  Incorporated by reference to          *
                   Exhibit 3(ii) of the Registrant's Quarterly Report on Form 10-Q for
                   the quarter ended December 31, 1992.

4.1                The Clorox Company 1996 Stock Incentive Plan.  Incorporated by              *
                   reference to Exhibit "A" of the Registrant's Definitive Proxy
                   Statement filed as of September 27, 1996.

5.1                Opinion of Edward A. Cutter, Esq., Senior Vice President - General         19
                   Counsel and Secretary of the Registrant.

23.1               Consent of Edward A. Cutter, Esq. (included in Exhibit 5.1).               19

23.2               Consent of Deloitte & Touche LLP.                                          20

24.1               Power of Attorney (See page II-5).                                         7-8
7-8



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